UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2019

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	98-1386359
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Church Street, Hamilton	HM 11
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 295-5950 or (303) 925-6000
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2019, the Compensation Committee (the “Committee”) of Liberty Latin America Ltd.’s Board of Directors (the “Board”) approved employment agreements with Chris Noyes, Betzalel Kenigsztein, Vivek Khemka and John Winter (the “Executives” and each an “Executive”), each of whom was a named executive officer in the proxy statement of Liberty Latin America Ltd. relating to the 2019 Annual General Meeting of Shareholders (the “2019 proxy statement”). Each Executive accepted his respective agreement, with the agreements becoming effective upon acceptance on July 24, 2019. In the following text, the terms “we”, “our”, “the company” and “us” refers to Liberty Latin America Ltd.

The employment agreements with the Executives provide for an indefinite term continuing until the company provides at least 30 days, or the Executive provides at least 90 days, prior written notice to the other party of their respective intention to terminate employment with the company.

The employment agreements memorialize in writing each Executive’s current base salary, annual target bonus opportunity and annual target equity compensation awards as they were described in the 2019 proxy statement. The employment agreements also provide that each Executive’s annual equity compensation awards may be in the form of performance share units, share appreciation rights or other forms of equity as determined by the Committee, with the terms and conditions substantially the same as those for other executive officers of the company. The Committee reviews base salaries annually and may increase, but not decrease, base salaries. The Committee has the discretion to determine the target amount of annual bonuses and annual equity awards after 2019.

The Executives participate in employee benefit plans and arrangements sponsored by us for the benefit of our senior executive group.

If an Executive’s employment is terminated as a result of death, the Executive’s heirs will be entitled to receive: (A)(i) the accrued but unpaid base salary through the date of termination; (ii) any accrued vested benefits under the company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; (iii) reimbursement of any business expenses; (B) an amount equal to a pro rata portion of the annual bonus the Executive would have received for the calendar year of termination, which shall be based on the number of days the Executive was employed by our company during the calendar year of termination and actual performance results as determined by the Committee and shall be paid at the same time that such bonuses are paid to active executive officers as if the Executive’s employment had not terminated until such date; and (C) cash severance equal to one times the Executive’s annual base salary in a single lump sum on the 60th day following the date of termination.

If the company terminates an Executive’s employment with cause (as defined in the employment agreements) or due to the Executive’s disability (as defined in the employment agreements) or if an Executive voluntarily terminates employment for good reason (as defined in the employment agreements), in addition to the benefits and payments described in (A) and (B) of the foregoing sentence, (1) the Executive and the Executive’s family will continue to receive coverage under the company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums no higher than those applicable to active senior executive employees of the company for a period ending on the earlier of (x) the one year of the Executive’s date of termination and (y) the date that Executive obtains similar coverage from a subsequent employer and (2) the Executive will be entitled to cash severance equal to one times the annual base salary in substantially equal installment payments over the 12-month period commencing on the 60th day following the date of termination in accordance with the company’s normal payroll practices during such period; provided, however, that if the Executive’s termination is due to a disability, such severance amount shall be reduced by the amount of disability benefits the Executive receives pursuant to any employee benefit plans maintained by the company at the time of disability during the period of such installment payments.

If an Executive is terminated for cause (as defined in the employment agreement) or if the Executive resigns other than for good reason (as defined in the employment agreement), the Executive will only be entitled to any accrued but unpaid base salary through the date of termination and reimbursement of any business expenses under the employment agreement.

Pursuant to the employment agreements, each Executive is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the employment agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Under the employment agreements, each Executive has agreed to waive any rights the Executive would have under any agreement to a gross-up for any taxes associated with a parachute payment. In addition, under the employment agreements, if a benefit is triggered due to a change-of-control event that would be subject to an excise tax pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, and if the excise tax can be avoided through a reduction in the amount of “parachute payments” (as defined in Section 280G) required to be provided to the Executives, then the amount of “parachute payments” shall automatically be reduced to the minimum extent necessary to avoid the excise tax.

The foregoing is a brief description of the material terms of the employment agreements and is qualified by reference to the full text of the employment agreement, a copy of which will be filed as an exhibit to Liberty Latin America Ltd.’s Form 10-Q for the quarter ending September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ JOHN M. WINTER
John M. Winter
Senior Vice President

Date: July 26, 2019